Exhibit 10.4
June 6, 2007
Halifax Corporation
5250 Cherokee Avenue
Pursuant to a subordination agreement dated March 6, 2002 between Provident Bank and the subordinated debt holders, Research Industries, further assigned on June 29, 2005 to Nancy Morrison Scurlock, the maturity date of the remaining principal balance of $500,000 on the 8% promissory notes plus accrued interest thereon are extended to July 1, 2009.
All other terms and conditions of the notes remain the same.
Dated this 6th day of June 2007

/s/ Nancy Morrison Scurlock
Nancy Morrison Scurlock

/s/ Joseph Sciacca HALIFAX CORPORATION	6/29/07 DATE
Joseph Sciacca, CFO